Exhibit 99.1

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-0617
(877) 281-6642 (toll free)

BAUSCH HEALTH ANNOUNCES CLOSING OF INCREMENTAL AMENDMENT TO ITS EXISTING CREDIT AGREEMENT AND REDEMPTION OF ITS 7.500% SENIOR NOTES DUE 2021

LAVAL, Quebec, Nov. 27, 2018 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company”) announced today that it has entered into an incremental term loan facility amendment (the “Incremental Amendment”) to its credit agreement, pursuant to which Valeant Pharmaceuticals International (“VPI”), a Delaware corporation and a wholly owned indirect subsidiary of the Company, borrowed $1,500,000,000 of new term B loans (the “New Term B Loans”). The applicable interest rate margins for the New Term B Loans are 1.75% with respect to base rate borrowings and 2.75% with respect to eurocurrency rate borrowings. The net proceeds from the New Term B Loans, along with cash on hand, were used to fund the purchase of notes validly tendered pursuant to the Company’s cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding 7.500% Senior Notes due 2021 (the “Notes”). The Company also announced on Nov. 27, 2018 that it will redeem any and all remaining outstanding Notes, using cash on hand. The Company issued today an irrevocable notice of redemption for the Notes.

On Nov. 27, 2018, a copy of the irrevocable notice of redemption with respect to the Notes was issued to the record holders of the Notes. Payment of the redemption price and surrender of the Notes for redemption will be made through the facilities of the Depository Trust Company in accordance with the applicable procedures of the Depository Trust Company on Dec. 27, 2018. The name and address of the paying agent are as follows: The Bank of New York Mellon Trust Company, N.A., c/o The Bank of New York Mellon; 111 Sanders Creek Parkway, East Syracuse, N.Y. 13057; Attn: Redemption Unit; Tel: 800-254-2826.

About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

This news release may contain forward-looking statements, including, but not limited to, the redemption of the Notes, the Tender Offer and related solicitation of consents, the details thereof and other expected effects of the Tender Offer or the related solicitation of consents and the Incremental Amendment. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-

looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in Bausch Health’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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